Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-3 (No. 333-192084) relating to the Automatic Dividend Reinvestment and Cash Payment Plan; (ii) the Registration Statement on Form S-8 (No. 333-04463-99) relating to the Consolidated Edison, Inc. 1996 Stock Option Plan; (iii) the Registration Statement on Form S-8 (No. 333-172385) relating to the Consolidated Edison, Inc. Stock Purchase Plan; (iv) the Registration Statement on Form S-8 (No. 333-108903) relating to the Consolidated Edison, Inc. Long Term Incentive Plan and Senior Executive Restricted Stock Awards (v) the Registration Statement on Form S-8 (No. 333-190320) relating to the Consolidated Edison, Inc. Long Term Incentive Plan; and (vi) the Registration Statement on Form S-3 (No. 333-183036) relating to the Debt Securities and Common Shares of Consolidated Edison, Inc. of our report dated February 20, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 20, 2014